                                                                  Rule 424(b)(3)
                                               Securities Act File No. 333-44232




            SUPPLEMENT TO THE PROSPECTUS FILED ON SEPTEMBER 8, 2000
             WITH RESPECT TO THE REGISTRATION STATEMENT ON FORM S-3
                            OF IBS INTERACTIVE, INC.



     On September 8, 2000 IBS Interactive, Inc. filed with the Securities and Exchange Commission the final prospectus with respect to their Registration Statement on Form S-3, SEC File No. 333-44232 (the "Prospectus"). Because of a typographical error the document date, as it appears at the bottom of the first page of the Prospectus, is incorrect. The correct date is September 8, 2000.


Date: September 8, 2000